BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

040105

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Syndicated Resorts Association, Inc.
2. Registered Agent for Service of Process: (check only one box)	☐ Commercial Registered Agent: ______ Name ☐ Noncommercial Registered Agent (name and address below) *OR* ☒ Office or Position with Entity (name and address below) William Barber, President Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity 5530 S. Valley View Blvd., Ste. 105 (Street Address) / Las Vegas (City) / Nevada / 89118 (Zip Code) Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 120,000,000 / Par value per share: $ .0001 / Number of shares without par value: 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/ rustees)	1) William Barber (Name) 5530 S. Valley View Blvd., Ste. 105 (Street Address) / Las Vegas (City) / NV (State) / 89118 (Zip Code) 2) Name Street Address / City / State / Zip Code
5. Purpose: (optional; required only if Benefit Corporation status selected)	*The purpose of the corporation shall be:* **6. Benefit Corporation:** (see instructions) ☐ Yes
7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. William Barber (Name) / **X** [signature] Incorporator Signature 5530 S. Valley View Blvd., Ste. 105 (Address) / Las Vegas (City) / NV (State) / 89118 (Zip Code)
8. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.* **X** [signature] Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity / 10/25/2017 Date

This form must be accompanied by appropriate fees.

ARTICLES OF INCORPORATION OF SYNDICATED RESORTS ASSOCIATION, INC.

Pursuant to the provisions of the Nevada Revised Statutes, Syndicated Resorts Association, Inc., a Nevada corporation (the "Corporation"), hereby adopts the following Articles of Incorporation, effective as of the date of filing hereof with the Secretary of State of Nevada, as follows:

ARTICLE I - NAME OF THE CORPORATION

The name of the Corporation shall be: Syndicated Resorts Association, Inc.

ARTICLE II – PERPETUAL DURATION OF THE CORPORATION

The Corporation shall continue in existence perpetually unless sooner dissolved according to law

ARTICLE III - PURPOSE

The nature of the business of this Corporation and the objects and purposes to be transacted, promoted and carried on by it are all lawful business for which corporations may be incorporated pursuant to the laws of the State of Nevada.

ARTICLE IV - AUTHORIZED CAPITAL

A. The aggregate number of shares of all classes of capital stock which this Corporation shall have authority to issue is 120,000,000 shares, of which 20,000,000 shares shall be shares of preferred stock, par value of $.0001 per share ("Preferred Stock"), and 100,000,000 shares shall be shares of common stock, par value of $.0001 per share ("Common Stock").

(1) Preferred Stock. The designations, preferences, limitations, restrictions, and relative rights of any additional classes of Preferred Stock, and variations in the relative rights and preferences as between different series shall be established in accordance with the Nevada Revised Statutes by the board of directors of the Corporation ("Board of Directors"). Except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting power.

(2) Common Stock. The holders of Common Stock shall have and possess all rights as shareholders of the Corporation, including such rights as may be granted elsewhere by these Articles of Incorporation, except as such rights may be limited by the preferences, privileges and voting powers, and the restrictions and limitations of the Preferred Stock.

B. Subject to preferential dividend rights, if any, of the holders of Preferred Stock, dividends on the Common Stock may be declared by the Board of Directors and paid out of any funds legally available therefor at such times and in such amounts as the Board of Directors shall determine.

C. The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the Corporation.

D. Any stock of the Corporation may be issued for money, property, services rendered, labor done, cash advances for the Corporation, or for any other assets of value in accordance with the action of the Board of Directors, whose judgment as to value received in return therefor shall be conclusive and said stock when issued shall be fully paid and non-assessable.

E. The Board of Directors shall have the authority to impose restrictions upon the transfer of the capital stock of the Corporation as it deems necessary in the best interests of the corporation or as required by law.

ARTICLE V - CUMULATIVE VOTING

There shall be no cumulative voting of shares.

ARTICLE VI - PREEMPTIVE RIGHTS

No holder of any stock of the Corporation shall be entitled, as a matter of right, to purchase, subscribe for or otherwise acquire any new or additional shares of stock of the Corporation of any class, or any options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares, or any shares, bonds, notes, debentures or other securities convertible into or carrying

options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares unless specifically authorized by the governing board of the Corporation.

ARTICLE VII - GOVERNING BOARD

The governing board of this Corporation shall be known as directors, and the number of the directors may from time to time be increased or decreased in such manner as shall be permitted by the bylaws of this Corporation. There shall not be less than one member of the Board of Directors.

ARTICLE VIII- ELECTION NOT TO BE GOVERNED BY PROVISIONS OF NRS 78.411 TO 78.444.

The Corporation, pursuant to NRS 78.434, hereby elects not to be governed by the provisions of NRS 78.411 to 78.444, inclusive.

ARTICLE IX - INDEMNIFICATION OF DIRECTORS OFFICERS, EMPLOYEES, FIDUCIARIES AND AGENTS

A. Indemnification of Officers and Directors. The Corporation shall indemnify its directors, officers, employees, fiduciaries and agents to the fullest extent permitted under the Nevada Revised Statutes.

B. Indemnification Rights. Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person for whom he is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the law of the State of Nevada from time to time against all expenses, liability and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right that may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any By-Law, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

C. Changes to Indemnification Rights; Insurance. Without limiting the application of the foregoing, the Board of Directors may adopt By-Laws from time to time with respect to indemnification to provide at all times the fullest indemnification permitted by the law of the State of Nevada and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation as a director of officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

D. Exemption for Private Property. The private property of the Stockholders, Directors and Officers shall not be subject to the payment of corporate debts to any extent whatsoever.

E. No Personal Liability. No director, officer or shareholder shall have any personal liability to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this provision does not eliminate nor limit in any way the liability of a director or officer for:

(1) Acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

(2) The payment of dividends in violation of Nevada Revised Statutes (N.R.S.) 78.300.

ARTICLE X. ACTIONS OF SHAREHOLDERS

A. Meetings of shareholders shall be held at such time and place as provided in the bylaws of the Corporation or by resolution of the board of directors.

B. At all meetings of the shareholders, a majority of all votes entitled to be cast at the meeting shall constitute a quorum or, if there is more than one voting group, a majority of all shares entitled to vote within each voting group entitled to vote.

C. Any vote of the shareholders of the Corporation may be taken either:

(1) at a meeting called for such purpose or,

(2) by the written consent of the shareholders in lieu of a meeting provided that shareholders holding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing.

ARTICLE XI. CONFLICTING INTEREST TRANSACTIONS

No act, contract, or other transaction between the Corporation and one or more of its directors, officers, or employees, or between the Corporation and any corporation or association of which one or more of this Corporation's officers, directors, or employees are in any way interested, shall be affected or invalidated in any way because of such fact; provided, that such fact shall have been known to or disclosed to the Board of Directors of the Corporation prior to its authorization of such act, contract or other transaction. Any director or directors of the Corporation so interested may be present and may be counted in determining the existence of a quorum at any meeting of the Board of Directors which authorized or ratified such act, contract, or other transaction, and such director or directors may vote thereat with like force and effect as if they were not interested.

ARTICLE XII - AMENDMENT OF ARTICLES OF INCORPORATION.

The Articles of Incorporation of the Corporation may be amended from time to time by a majority vote of all shareholders entitled to vote by written ballot in person or by proxy held at any general or special meeting of shareholders upon lawful notice.

SIGNATURE

IN WITNESS WHEREOF, I have hereunto set my hands this 10-25-2017, hereby declaring and certifying that the facts stated hereinabove are true.

William Barber

By: William Barber
Its: President, Treasurer, Secretary and Director

(PROFIT) INITIAL/ANNUAL LIST OF OFFICERS, DIRECTORS AND STATE BUSINESS LICENSE APPLICATION OF:

ENTITY NUMBER

Syndicated Resorts Association, Inc.

NAME OF CORPORATION

FOR THE FILING PERIOD OF ____ TO ____

100103

USE BLACK INK ONLY - DO NOT HIGHLIGHT

** YOU MAY FILE THIS FORM ONLINE AT www.nvsilverflume.gov **

☒ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

IMPORTANT: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. There must be at least one director. An **Officer** must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional officers, attach a list of them to this form.
3. Return the completed form with the filing fee. Annual list fee is based upon the current total authorized stock as explained in the Annual List Fee Schedule For Profit Corporations. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.
4. State business license fee is $500.00/$200.00 for Professional Corporations filed pursuant to NRS Chapter 89. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. **Ordering Copies:** If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. **A copy fee of $2.00 per page** is required for **each additional copy** generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include annual list and business license fees will result in rejection of filing.

ABOVE SPACE IS FOR OFFICE USE ONLY

CHECK ONLY IF APPLICABLE AND ENTER EXEMPTION CODE IN BOX BELOW

☐ Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. Exemption code: ____

NOTE: If claiming an exemption, a notarized Declaration of Eligibility form must be attached. Failure to attach the Declaration of Eligibility form will result in rejection, which could result in late fees.

NRS 76.020 Exemption Codes
001 - Governmental Entity
006 - NRS 680B.020 Insurance Co.

☐ This corporation is a publicly traded corporation. The Central Index Key number is: ____

☐ This publicly traded corporation is not required to have a Central Index Key number.

NAME	TITLE(S)	ADDRESS	CITY	STATE	ZIP CODE
William Barber	PRESIDENT (OR EQUIVALENT OF)	5530 S. Valley View Blvd., Ste. 105	Las Vegas	NV	89118
William Barber	SECRETARY (OR EQUIVALENT OF)	5530 S. Valley View Blvd., Ste. 105	Las Vegas	NV	89118
William Barber	TREASURER (OR EQUIVALENT OF)	5530 S. Valley View Blvd., Ste. 105	Las Vegas	NV	89118
William Barber	DIRECTOR	5530 S. Valley View Blvd., Ste. 105	Las Vegas	NV	89118

None of the officers or directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X William Barber

Signature of Officer or Other Authorized Signature

Title: President

Date: 10/25/2017